Exhibit 99.1
ALLERGAN REPORTS FOURTH QUARTER OPERATING RESULTS
•	Total Product Net Sales Increased 32 Percent for the Fourth Quarter

•	Fourth Quarter Total Product Net Sales Exceed $1 Billion for the First Time

•	Full Year Total Product Net Sales Reach $3.9 Billion, a 29 Percent Increase

•	Board of Directors Declares Fourth Quarter Dividend
(IRVINE, Calif., January 30, 2008) — Allergan, Inc. (NYSE: AGN) today announced operating results for the quarter ended December 31, 2007. Allergan also announced that its Board of Directors has declared a fourth quarter dividend of $0.05 per share, payable on March 7, 2008 to stockholders of record on February 15, 2008.
Operating Results
For the quarter ended December 31, 2007:
•	Allergan reported $0.52 diluted earnings per share from continuing operations compared to $0.45 diluted earnings per share reported for the fourth quarter of 2006.
•	Allergan’s adjusted diluted earnings per share from continuing operations were $0.60 in the fourth quarter of 2007, compared to adjusted diluted earnings per share of $0.51 in the fourth quarter of 2006, a 17.6% year-over-year increase.
Product Sales
For the quarter ended December 31, 2007:
•	Allergan’s total product net sales were $1,075.1 million. Total product net sales increased 31.7 percent, or 27.3 percent at constant currency, compared to total product net sales in the fourth quarter of 2006.
°	Total specialty pharmaceuticals net sales increased 24.5 percent, or 20.3 percent at constant currency, compared to total specialty pharmaceuticals net sales in the fourth quarter of 2006.

°	Total core medical devices net sales increased 70.1 percent, or 65.0 percent at constant currency, compared to total core medical devices net sales in the fourth quarter of 2006.
“We are pleased with our exceptional sales growth and performance in the fourth quarter across a broad range of businesses, products and geographic regions,” said David E.I. Pyott, Allergan’s Chairman of the Board and Chief Executive Officer. “Furthermore, we are looking forward in 2008 to building on our strong momentum of creating and leading high growth markets through further product and geographic diversification.”
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Based on internal information and assumptions, full year 2007 therapeutic sales accounted for approximately 50% of total BOTOX® (botulinum toxin type A) sales and grew at a rate of approximately 19% compared to 2006. Full year 2007 cosmetic sales accounted for approximately 50% of total BOTOX® sales and grew at a rate of approximately 29% compared to 2006.
Product and Pipeline Update
During the fourth quarter of 2007:
•	On October 17, 2007, Allergan announced that it completed its acquisition of Esprit Pharma Holding Company, Inc (Esprit). The Esprit acquisition supports Allergan’s U.S. growth strategy and demonstrates its focus on strengthening the company’s core pharmaceutical businesses by creating a dedicated urologics division to serve urologists and their patients.
•	On October 31, 2007, Allergan announced that the U.S. Food and Drug Administration (FDA) approved COMBIGAN™ (brimonidine tartrate/timolol maleate ophthalmic solution) 0.2%/0.5%, an alpha adrenergic receptor agonist with a beta adrenergic receptor inhibitor, for the reduction of elevated intraocular pressure (IOP) in patients with glaucoma or ocular hypertension who require adjunctive or replacement therapy due to inadequately controlled IOP.
•	On November 12, 2007, Allergan announced that it entered into an agreement with a subsidiary of Covidien Ltd., a leading global provider of healthcare products, under which Covidien will co-promote Allergan’s LAP-BAND® Adjustable Gastric Banding System to bariatric and other surgeons in the United States.
Following the end of the fourth quarter of 2007:
•	On January 24, 2008, Allergan and Clinique Laboratories, LLC announced a strategic collaboration to develop a new skin care line, which will be sold exclusively in physicians’ offices, to address the need for specialized skin care as the medical aesthetics market grows. The collaboration combines Clinique’s expertise in product development and formulation with Allergan’s leadership in the medical aesthetics market.
•	Allergan today announced the phased closure of its breast implant manufacturing facility at Arklow, Ireland and the transfer of production to its state-of-the-art manufacturing plant in Costa Rica. The Arklow facility was acquired by Allergan in connection with its 2006 Inamed acquisition and employs 360 people. Production at the plant will be phased out between now and 2009. Allergan currently expects to incur restructuring and other transition related costs beginning in the first quarter of 2008 and continuing up through 2009 of between $60 million and $65 million.
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Memantine Update
Earlier this week, Allergan unmasked the second Phase 3 clinical trial examining the safety and efficacy of oral memantine as a treatment for glaucoma. Although the study showed that the progression of disease was significantly lower in patients receiving the higher dose of memantine compared to patients receiving the low dose of memantine, there was no significant benefit compared to patients receiving placebo. Therefore, the study failed to meet its primary endpoint and to sufficiently replicate the results of the first Phase 3 trial. While additional analyses are ongoing, the company does not believe that these analyses will support an approval of the drug.
Discontinued Operations
On July 2, 2007, Allergan and Croma-Pharma completed the sale of the ophthalmic surgical business that Allergan obtained in connection with its January 2007 acquisition of Groupe Corneal Laboratoires. Operating results of the ophthalmic surgical business are presented as discontinued operations in the financial tables of this press release.
Common Stock Split
On June 22, 2007, Allergan completed a two-for-one stock split of its common stock. The stock split was structured in the form of a 100% stock dividend and was paid to stockholders of record on June 11, 2007. All share and per share data contained in this press release have been adjusted to reflect the effect of the stock split for all periods presented.
Outlook
For the full year of 2008, Allergan estimates:
•	Total product net sales between $4,395 million and $4,575 million.
°	Total specialty pharmaceuticals net sales between $3,525 million and $3,620 million.

°	Total core medical devices net sales between $870 million and $955 million.

°	ALPHAGAN® Franchise product net sales between $350 million and $380 million.

°	LUMIGAN® Franchise product net sales between $440 million and $460 million.

°	RESTASIS® product net sales between $375 million and $405 million.

°	SANCTURA® Franchise product net sales between $70 million and $100 million.

°	BOTOX® product net sales between $1,365 million and $1,415 million.

°	Breast aesthetics product net sales between $330 million and $350 million.

°	Obesity intervention product net sales between $315 million and $350 million.

°	Facial aesthetics product net sales between $225 million and $255 million.
•	Cost of sales to product net sales ratio between 17.0% and 17.5%.

•	Other revenue between $50 million and $60 million.

•	Selling, General and Administrative to product net sales ratio between 41% and 42%.
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•	Research and Development to product net sales ratio at approximately 17%.

•	Amortization of acquired intangible assets at approximately $20 million. This guidance excludes the amortization of acquired intangible assets associated with the Inamed, Corneal, EndoArt and Esprit acquisitions.

•	Adjusted diluted earnings per share guidance between $2.54 and $2.58.

•	Diluted shares outstanding between approximately 310 million and 312 million.

•	Effective tax rate on adjusted earnings between 26% and 27%.
For the first quarter of 2008, Allergan estimates:
•	Total product net sales between $1,040 million and $1,070 million.

•	Adjusted diluted earnings per share guidance between $0.50 and $0.51.
Historical adjusted diluted earnings per share, adjusted earnings per share guidance and net sales reported in constant currency are presented as non-GAAP financial measures. A reconciliation of those measures to the most directly comparable GAAP financial measure is included in the financial tables of this press release.
Forward-Looking Statements
In this press release, the statements regarding product development, market potential, expected growth, the statements by Mr. Pyott as well as the outlook for Allergan’s earnings per share, product net sales and revenue forecasts, among other statements above, are forward-looking statements. Because forecasts are inherently estimates that cannot be made with precision, Allergan’s performance at times differs materially from its estimates and targets, and Allergan often does not know what the actual results will be until after a quarter’s end and year’s end. Therefore, Allergan will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Allergan.
Any other statements in this press release that refer to Allergan’s expected, estimated or anticipated future results are forward-looking statements. All forward-looking statements in this press release reflect Allergan’s current analysis of existing trends and information and represent Allergan’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Allergan’s businesses, including, among other things, changing competitive, market and regulatory conditions; the timing and uncertainty of the results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms, including government pricing and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending or future litigations, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Allergan’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, matters generally affecting the economy, such as changes in interest and currency exchange rates; international relations; the impact of any economic downturn on consumer spending and the state of the economy worldwide can materially affect Allergan’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.
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Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Allergan, as well as Allergan’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s 2006 Form 10-K and Allergan’s Form 10-Q for the period ended September 28, 2007. Copies of Allergan’s press releases and additional information about Allergan is available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714-246-4636.
About Allergan, Inc.
Founded in 1950, Allergan, Inc., with headquarters in Irvine, California, is a multi-specialty health care company that discovers, develops and commercializes innovative pharmaceuticals, biologics and medical devices that enable people to live life to its greatest potential — to see more clearly, move more freely, express themselves more fully. The Company employs more than 7,500 people worldwide and operates state-of-the-art R&D facilities and world-class manufacturing plants. In addition to its discovery-to-development research organization, Allergan has global marketing and sales capabilities with a presence in more than 100 countries.
Allergan Contacts
Jim Hindman (714) 246-4636 (investors)
Joann Bradley (714) 246-4766 (investors)
Emil Schultz (714) 246-4474 (investors)
Caroline Van Hove (714) 246-5134 (media)
® and ™ Marks owned by Allergan, Inc.
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ALLERGAN, INC.
Condensed Consolidated Statements of Operations and
Reconciliation of Non-GAAP Adjustments
(Unaudited)

	Three months ended
In millions, except per share amounts	December 31, 2007				December 31, 2006
		Non-GAAP				Non-GAAP
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues
Product net sales	$1,075.1	$—		$1,075.1	$816.2	$—		$816.2
Other revenues	15.5	—		15.5	12.9	—		12.9

	1,090.6	—		1,090.6	829.1	—		829.1

Operating costs and expenses
Cost of sales (excludes amortization of acquired intangible assets)	179.8	(2.8	)(a)	177.0	142.5	(0.2	)(i)	142.3
Selling, general and administrative	465.0	(3.4	)(b)	461.6	358.0	(5.1)	(i)(j)	352.9
Research and development	189.7	—		189.7	125.4	—		125.4
Amortization of acquired intangible assets	35.2	(29.9	)(c)	5.3	24.8	(19.5	)(c)	5.3
Restructuring charges	2.5	(2.5	)(d)	—	5.2	(5.2	)(d)	—

Operating income	218.4	38.6		257.0	173.2	30.0		203.2

Non-operating income (expense)
Interest income	16.7	—		16.7	14.6	—		14.6
Interest expense	(17.9)	—		(17.9)	(20.0)	—		(20.0)
Unrealized gain (loss) on derivative instruments, net	0.9	(0.9	)(e)	—	0.7	(0.7	)(e)	—
Other, net	(9.3)	—		(9.3)	2.1	(2.1	)(k)	—

	(9.6)	(0.9)		(10.5)	(2.6)	(2.8)		(5.4)

Earnings from continuing operations before income taxes and minority interest	208.8	37.7		246.5	170.6	27.2		197.8

Provision for income taxes	47.5	13.8	(f)	61.3	33.5	7.5	(l)	41.0
Minority interest	0.1	—		0.1	0.3	—		0.3

Earnings from continuing operations	161.2	23.9		185.1	136.8	19.7		156.5

Discontinued operations:
Earnings from discontinued operations, net of income tax of $0.0 million	0.1	(0.1	)(g)	—	—	—		—
Loss on sale of discontinued operations, net of income tax benefit of $1.2 million	(1.0)	1.0	(h)	—	—	—		—

Discontinued operations	(0.9)	0.9		—	—	—		—

Net earnings	$160.3	$24.8		$185.1	$136.8	$19.7		$156.5

Basic earnings (loss) per share:
Continuing operations	$0.53			$0.61	$0.45			$0.52
Discontinued operations	(0.01)			—	—			—

Net basic earnings (loss) per share	$0.52			$0.61	$0.45			$0.52

Diluted earnings per share:
Continuing operations	$0.52			$0.60	$0.45			$0.51
Discontinued operations	—			—	—			—

Net diluted earnings per share	$0.52			$0.60	$0.45			$0.51

Weighted average number of common shares outstanding:
Basic	305.9			305.9	303.2			303.2
Diluted	310.0			310.0	306.7			306.7

Selected ratios as a percentage of product net sales

Selling, general and administrative	43.3%			42.9%	43.9%			43.2%
Research and development	17.6%			17.6%	15.4%			15.4%
(a)	Esprit fair market value inventory roll-out adjustment of $2.8 million
(b) Integration and transition costs related to the acquisitions of Corneal, Inamed, Esprit and EndoArt
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(c)	Amortization of acquired intangible assets related to the acquisitions of Inamed, Corneal, EndoArt and Esprit, as applicable

(d)	Net restructuring charges

(e)	Unrealized gain (loss) on the mark-to-market adjustment to derivative instruments

(f)	Total tax effect for non-GAAP pre-tax adjustments

(g)	Earnings from discontinued operations

(h)	Loss on the sale of discontinued operations

(i)	Integration and transition costs related to the acquisition of Inamed, consisting of Cost of sales of $0.2 million and Selling, general and administrative expense of $5.0 million

(j)	Costs related to the acquisition of Groupe Corneal Laboratoires of $0.1 million

(k)	Reversal of accrued costs for a previously disclosed contingency involving non-income taxes in Brazil

(l)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $27.2 million	$(8.3)
Taxes related to intercompany transfers of trade businesses and net assets	0.8

$(7.5)

“GAAP” refers to financial information presented in accordance with generally accepted accounting principles in the United States.
This press release includes non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission, with respect to the three and twelve months ended December 31, 2007 and December 31, 2006 and with respect to anticipated results for the first quarter and full year of 2008. Allergan believes that its presentation of non-GAAP financial measures provides useful supplementary information to investors regarding its operational performance because it enhances an investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities by providing a basis for the comparison of results of core business operations between current, past and future periods. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.
In this press release, Allergan reported the non-GAAP financial measure “adjusted earnings” and related “adjusted diluted earnings per share.” Allergan uses adjusted earnings to enhance the investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities. Adjusted earnings is one of the primary indicators management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of Allergan’s business from period to period without the effect of the non-core business items indicated. Management uses adjusted earnings to prepare operating budgets and forecasts and to measure Allergan’s performance against those budgets and forecasts on a corporate and segment level. Allergan also uses adjusted earnings for evaluating management performance for compensation purposes.
Despite the importance of adjusted earnings in analyzing Allergan’s underlying business, the budgeting and forecasting process and designing incentive compensation, adjusted earnings has no standardized meaning defined by GAAP. Therefore, adjusted earnings has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of Allergan’s results as reported under GAAP. Some of these limitations are:
•	it does not reflect cash expenditures, or future requirements, for expenditures relating to restructurings, and certain acquisitions, including severance and facility transition costs associated with acquisitions;

•	it does not reflect gains or losses on the disposition of assets associated with restructuring and business exit activities;

•	it does not reflect the tax benefit or tax expense associated with the items indicated;

•	it does not reflect the impact on earnings of charges resulting from certain matters Allergan considers not to be indicative of its on-going operations; and

•	other companies in Allergan’s industry may calculate adjusted earnings differently than it does, which may limit its usefulness as a comparative measure.
Allergan compensates for these limitations by using adjusted earnings only to supplement net earnings (loss) on a basis prepared in conformance with GAAP in order to provide a more complete understanding of the factors and trends affecting its business. Allergan strongly encourages investors to consider both net earnings (loss) and cash flows determined under GAAP as compared to adjusted earnings, and to perform their own analysis, as appropriate.
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ALLERGAN, INC.
Condensed Consolidated Statements of Operations and
Reconciliation of Non-GAAP Adjustments
(Unaudited)

	Twelve months ended
in millions, except per share amounts	December 31, 2007				December 31, 2006
		Non-GAAP				Non-GAAP
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues
Product net sales	$3,879.0	$—		$3,879.0	$3,010.1	$—		$3,010.1
Other revenues	59.9	—		59.9	53.2	—		53.2

	3,938.9	—		3,938.9	3,063.3	—		3,063.3

Operating costs and expenses
Cost of sales (excludes amortization of acquired intangible assets)	673.2	(3.5	)(a)(b)	669.7	575.7	(48.8	)(l)(m)	526.9
Selling, general and administrative	1,680.1	(23.2	)(b)(c)	1,656.9	1,333.4	(53.9	)(l)(n)(o)(p)	1,279.5
Research and development	718.1	(72.0	)(d)	646.1	1,055.5	(580.0	)(l)(o)(q)	475.5
Amortization of acquired intangible assets	121.3	(99.9	)(e)	21.4	79.6	(58.6	)(e)	21.0
Restructuring charges	26.8	(26.8	)(f)	—	22.3	(22.3	)(f)	—

Operating income (loss)	719.4	225.4		944.8	(3.2)	763.6		760.4

Non-operating income (expense)
Interest income	65.3	(0.4	)(g)	64.9	48.9	4.9	(r)	53.8
Interest expense	(71.4)	—		(71.4)	(60.2)	(4.9	)(r)	(65.1)
Unrealized (loss) gain on derivative instruments, net	(0.4)	0.4	(h)	—	(0.3)	0.3	(h)	—
Gain on investments	—	—		—	0.3	—		0.3
Other, net	(25.2)	—		(25.2)	(5.0)	2.7	(s)	(2.3)

	(31.7)	—		(31.7)	(16.3)	3.0		(13.3)

Earnings (loss) from continuing operations before income taxes and minority interest	687.7	225.4		913.1	(19.5)	766.6		747.1

Provision for income taxes	186.2	53.5	(i)	239.7	107.5	92.0	(t)	199.5
Minority interest	0.5	—		0.5	0.4	—		0.4

Earnings (loss) from continuing operations	501.0	171.9		672.9	(127.4)	674.6		547.2

Discontinued operations:
Loss from discontinued operations, net of income tax benefit of $0.4 million	(0.7)	0.7	(j)	—	—	—		—
Loss on sale of discontinued operations, net of income tax benefit of $0.3 million	(1.0)	1.0	(k)	—	—	—		—

Discontinued operations	(1.7)	1.7		—	—	—		—

Net earnings (loss)	$499.3	$173.6		$672.9	$(127.4)	$674.6		$547.2

Basic earnings (loss) per share:
Continuing operations	$1.64			$2.21	$(0.43)			$1.86
Discontinued operations	—			—	—			—

Net basic earnings (loss) per share	$1.64			$2.21	$(0.43)			$1.86

Diluted earnings (loss) per share:
Continuing operations	$1.62			$2.18	$(0.43)			$1.83
Discontinued operations	—			—	—			—

Net diluted earnings (loss) per share	$1.62			$2.18	$(0.43)			$1.83

Weighted average number of common shares outstanding:
Basic	305.1			305.1	293.8			293.8
Diluted	308.7			308.7	293.8			298.9

Selected ratios as a percentage of product net sales

Selling, general and administrative	43.3%			42.7%	44.3%			42.5%
Research and development	18.5%			16.7%	35.1%			15.8%
(a)	Corneal and Esprit fair market value inventory roll-out adjustment of $0.5 million and $2.8 million, respectively
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(b)	Integration and transition costs related to the acquisitions of Inamed, Corneal, Esprit, and EndoArt, consisting of Cost of sales of $0.2 million and Selling, general and administrative expense of $14.5 million

(c)	Settlement of an unfavorable pre-existing Corneal distribution contract for $2.3 million and $6.4 million legal settlement of a patent dispute assumed in the Inamed acquisition

(d)	In-process research and development charge related to the acquisition of EndoArt

(e)	Amortization of acquired intangible assets related to the acquisitions of Inamed, Corneal, EndoArt and Esprit, as applicable

(f)	Net restructuring charges

(g)	Interest income related to income tax settlements

(h)	Unrealized gain (loss) on the mark-to-market adjustment to derivative instruments

(i)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $225.4 million	$(51.9)
Favorable recovery of previously paid state income taxes	(1.6)

$(53.5)

(j)	Loss from discontinued operations

(k)	Loss on the sale of discontinued operations

(l)	Integration and transition costs related to the acquisition of Inamed, consisting of Cost of sales of $0.9 million; Selling, general and administrative expense of $19.6 million and Research and development expense of $0.2 million

(m)	Inamed fair market value inventory adjustment roll-out of $47.9 million

(n)	Costs related to the acquisition of Groupe Corneal Laboratoires of $0.1 million

(o)	Transition/duplicate operating expenses related to restructuring and streamlining of European operations, consisting of Selling, general and administrative expense of $5.7 million and Research and development expense of $0.5 million

(p)	Contribution to Allergan Foundation of $28.5 million

(q)	In-process research and development charge of $579.3 million related to the acquisition of Inamed

(r)	Reversal of interest income on previously paid state income taxes and reversal of interest expense related to the resolution of uncertain tax positions

(s)	Accrued costs for a previously disclosed contingency involving non-income taxes in Brazil

(t)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $766.6 million	$(61.9)
Resolution of uncertain tax positions and favorable recovery of previously paid state income taxes	(11.7)
Change in valuation allowance associated with a refund claim filed in 2006 for a prior tax year	(17.2)
Taxes related to intercompany transfers of trade businesses and net assets	1.6
Change in estimated income taxes on 2005 dividend repatriation	(2.8)

$(92.0)

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10-10-10
ALLERGAN, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31,	December 31,
in millions	2007	2006
Assets

Cash and equivalents	$1,157.9	$1,369.4
Trade receivables, net	463.1	386.9
Inventories	224.7	168.5
Other current assets	278.5	205.5

Total current assets	2,124.2	2,130.3

Property, plant and equipment, net	686.4	611.4
Intangible assets, net	1,436.7	1,043.6
Goodwill, net	2,082.1	1,833.6
Other noncurrent assets	249.9	148.2

Total assets	$6,579.3	$5,767.1

Liabilities and stockholders’ equity

Notes payable	$39.7	$102.0
Accounts payable	208.7	142.4
Accrued expenses and income taxes	467.3	413.7

Total current liabilities	715.7	658.1

Long-term debt	1,590.2	1,606.4
Other liabilities	534.8	359.5
Stockholders’ equity	3,738.6	3,143.1

Total liabilities and stockholders’ equity	$6,579.3	$5,767.1

DSO	39	43

DOH	114	108

Cash and equivalents	$1,157.9	$1,369.4
Total notes payable and long-term debt	(1,629.9)	(1,708.4)

Cash, net of debt	$(472.0)	$(339.0)

Debt-to-capital percentage	30.4%	35.2%
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11-11-11
ALLERGAN, INC.
Reconciliation of Diluted Earnings Per Share
(Unaudited)

In millions, except per share amounts	Three months ended
	December 31,	December 31,
	2007	2006
Earnings from continuing operations	$161.2	$136.8

Non-GAAP pre-tax adjustments:
Net restructuring charges	2.5	5.2
Amortization of acquired intangible assets	29.9	19.5
Corneal integration and transition costs	1.6	0.1
Inamed integration and transition costs	0.9	5.2
Esprit integration and transition costs	0.8	—
Esprit fair market value inventory adjustment roll-out	2.8	—
EndoArt integration and transition costs	0.1	—
Unrealized (gain) loss on derivative instruments	(0.9)	(0.7)
Reversal of accrued costs for a previously disclosed contingency involving non-income taxes in Brazil	—	(2.1)

	198.9	164.0

Tax effect for above items	(13.8)	(8.3)
Taxes related to intercompany transfers of trade businesses and net assets	—	0.8

Adjusted earnings from continuing operations	$185.1	$156.5

Weighted average number of shares issued	305.9	303.2

Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	3.7	3.5

Dilutive effect of assumed conversion of convertible notes outstanding	0.4	—

	310.0	306.7

Diluted earnings per share from continuing operations, as reported	$0.52	$0.45

Non-GAAP earnings per share adjustments:
Net restructuring charges	0.01	0.02
Amortization of acquired intangible assets	0.06	0.04
Inamed integration and transition costs	—	0.01
Esprit fair market value inventory adjustment roll-out	0.01	—
Reversal of accrued costs for a previously disclosed contingency involving non-income taxes in Brazil	—	(0.01)

Adjusted diluted earnings per share from continuing operations	$0.60	$0.51

Year over year change	17.6%

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12-12-12
ALLERGAN, INC.
Reconciliation of Diluted Earnings Per Share
(Unaudited)

In millions, except per share amounts	Twelve months ended
	December 31,	December 31,
	2007	2006
Earnings (loss) from continuing operations	$501.0	$(127.4)

Non-GAAP pre-tax adjustments:
Net restructuring charges	26.8	22.3
In-process research and development charge related to EndoArt	72.0	—
In-process research and development charge related to Inamed	—	579.3
Amortization of acquired intangible assets	99.9	58.6
Settlement of unfavorable Corneal distribution contract	2.3	—
Corneal integration and transition costs	8.5	0.1
Inamed fair market value inventory adjustment roll-out	—	47.9
Corneal fair market value inventory adjustment roll-out	0.5	—
Esprit fair market value inventory adjustment roll-out	2.8	—
Inamed integration and transition costs	5.3	20.7
Esprit integration and transition costs	0.8	—
EndoArt integration and transition costs	0.1	—
Legal settlement of patent dispute	6.4	—
Contribution to Allergan Foundation	—	28.5
Accrued costs for a previously disclosed contingency involving non-income taxes in Brazil	—	2.7
Interest related to previously paid state income taxes and resolution of uncertain tax positions	(0.4)	—
Unrealized loss (gain) on derivative instruments	0.4	0.3
Transition/duplicate operating expenses	—	6.2

	726.4	639.2

Tax effect for above items	(51.9)	(61.9)
Resolution of uncertain tax positions	—	(10.5)
Tax effect of dividend repatriation act	—	(2.8)
Taxes related to intercompany transfers of trade businesses and net assets	—	1.6
Change in valuation allowance	—	(17.2)
State income tax recovery	(1.6)	(1.2)

Adjusted earnings from continuing operations	$672.9	$547.2

Weighted average number of shares issued	305.1	293.8

Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	3.5	3.4

Dilutive effect of assumed conversion of convertible notes outstanding	0.1	1.7

	308.7	298.9

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13-13-13

Diluted earnings (loss) per share from continuing operations, as reported	$1.62	$(0.43)

Non-GAAP earnings per share adjustments:
Net restructuring charges	0.06	0.06
In-process research and development charge related to EndoArt	0.23	—
In-process research and development charge related to Inamed	—	1.94
Amortization of acquired intangible assets	0.21	0.12
Settlement of unfavorable Corneal distribution contract	0.01	—
Corneal integration and transition costs	0.02	—
Inamed fair market value inventory adjustment roll-out	—	0.11
Esprit fair market value inventory adjustment roll-out	0.01	—
Inamed integration and transition costs	0.01	0.04
Legal settlement of patent dispute	0.01	—
Contribution to Allergan Foundation	—	0.06
Accrued costs for a previously disclosed contingency involving non-income taxes in Brazil	—	0.01
Transition/duplicate operating expenses	—	0.02
Resolution of uncertain tax positions	—	(0.04)
Tax effect of dividend repatriation	—	(0.01)
Taxes related to intercompany transfers of trade businesses and net assets	—	0.01
Change in valuation allowance	—	(0.06)

Adjusted diluted earnings per share from continuing operations	$2.18	$1.83

Year over year change	19.1%

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14-14-14
ALLERGAN, INC.
Supplemental Non-GAAP Information
(Unaudited)

	Three months ended
	December 31,	December 31,	$ change in net sales			Percent change in net sales
in millions	2007	2006	Total	Performance	Currency	Total	Performance	Currency
Eye Care Pharmaceuticals	$484.4	$386.1	$98.3	$80.5	$17.8	25.5%	20.8%	4.7%
Botox/Neuromodulator	339.8	273.1	66.7	55.2	11.5	24.4%	20.2%	4.2%
Skin Care	28.0	30.0	(2.0)	(2.1)	0.1	(6.7)%	(7.0)%	0.3%
Urologics	6.0	—	6.0	6.0	—	NA	NA	NA

Total Specialty Pharmaceuticals	858.2	689.2	169.0	139.6	29.4	24.5%	20.3%	4.2%

Breast Aesthetics	80.6	58.5	22.1	19.2	2.9	37.8%	32.8%	5.0%
Obesity Intervention	74.2	49.4	24.8	23.0	1.8	50.2%	46.6%	3.6%
Facial Aesthetics	61.2	19.1	42.1	40.4	1.7	220.4%	211.5%	8.9%

Core Medical Devices	216.0	127.0	89.0	82.6	6.4	70.1%	65.0%	5.1%

Other	0.9	—	0.9	0.9	—	NA	NA	NA

Total Medical Devices	216.9	127.0	89.9	83.5	6.4	70.8%	65.7%	5.1%

Product net sales	$1,075.1	$816.2	$258.9	$223.1	$35.8	31.7%	27.3%	4.4%

Alphagan P, Alphagan, and Combigan	$96.7	$74.7	$22.0	$17.9	$4.1	29.5%	23.9%	5.6%
Lumigan Franchise	107.8	86.5	21.3	16.6	4.7	24.6%	19.1%	5.5%
Other Glaucoma	3.8	4.3	(0.5)	(0.8)	0.3	(10.7)%	(19.5)%	8.8%
Restasis	100.6	69.2	31.4	31.3	0.1	45.3%	45.2%	0.1%
Sanctura Franchise	4.9	—	4.9	4.9	—	NA	NA	NA

Domestic	65.7%	66.9%
International	34.3%	33.1%

	Twelve months ended
	December 31,	December 31,	$ change in net sales			Percent change in net sales
in millions	2007	2006	Total	Performance	Currency	Total	Performance	Currency
Eye Care Pharmaceuticals	$1,776.5	$1,530.6	$245.9	$200.1	$45.8	16.1%	13.1%	3.0%
Botox/Neuromodulator	1,211.8	982.2	229.6	201.9	27.7	23.4%	20.6%	2.8%
Skin Care	110.7	125.7	(15.0)	(15.1)	0.1	(11.9)%	(12.0)%	0.1%
Urologics	6.0	—	6.0	6.0	—	NA	NA	NA

Total Specialty Pharmaceuticals	3,105.0	2,638.5	466.5	392.9	73.6	17.7%	14.9%	2.8%

Breast Aesthetics	298.4	177.2	121.2	114.1	7.1	68.4%	64.4%	4.0%
Obesity Intervention	270.1	142.3	127.8	124.0	3.8	89.8%	87.1%	2.7%
Facial Aesthetics	202.8	52.1	150.7	147.8	2.9	289.3%	283.7%	5.6%

Core Medical Devices	771.3	371.6	399.7	385.9	13.8	107.6%	103.8%	3.8%

Other	2.7	—	2.7	2.7	—	NA	NA	NA

Total Medical Devices	774.0	371.6	402.4	388.6	13.8	108.3%	104.5%	3.8%

Product net sales	$3,879.0	$3,010.1	$868.9	$781.5	$87.4	28.9%	26.0%	2.9%

Alphagan P, Alphagan, and Combigan	$341.4	$295.9	$45.5	$35.4	$10.1	15.4%	12.0%	3.4%
Lumigan Franchise	391.7	327.5	64.2	52.1	12.1	19.6%	15.9%	3.7%
Other Glaucoma	15.3	16.3	(1.0)	(2.1)	1.1	(6.5)%	(12.9)%	6.4%
Restasis	344.5	270.2	74.3	74.1	0.2	27.5%	27.4%	0.1%
Sanctura Franchise	4.9	—	4.9	4.9	—	NA	NA	NA

Domestic	65.7%	67.4%
International	34.3%	32.6%
In this press release, Allergan reported sales performance using the non-GAAP financial measure of constant currency sales. Constant currency sales represent current period reported sales adjusted for the translation effect of changes in average foreign exchange rates between the current period and the corresponding period in the prior year. Allergan calculates the currency effect by comparing adjusted current period reported amounts, calculated using the monthly average foreign exchange rates for the corresponding period in the prior year, to the actual current period reported amounts. Management refers to growth rates at constant currency so that sales results can be viewed without the impact of changing foreign currency exchange rates, thereby facilitating period-to-period comparisons of Allergan’s sales. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be higher or lower, respectively, than growth reported at actual exchange rates.
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15-15-15
ALLERGAN, INC.
Reconciliation of GAAP Diluted Earnings Per Share Guidance
To Adjusted Diluted Earnings Per Share Guidance
(Unaudited)

	Quarter 1, 2008
	Low	High
GAAP diluted earnings per share from continuing operations guidance (a)	$0.44	$0.45

Amortization of acquired intangible assets	0.06	0.06

Adjusted diluted earnings per share guidance	$0.50	$0.51

	Full Year 2008
	Low	High
GAAP diluted earnings per share from continuing operations guidance (a)	$2.31	$2.35

Amortization of acquired intangible assets	0.23	0.23

Adjusted diluted earnings per share guidance	$2.54	$2.58

(a)	GAAP diluted earnings per share guidance excludes any potential impact of future unrealized gains or losses on derivative instruments, restructuring charges (including, without limitation, the impact of the Arklow, Ireland facility closure) and integration and transition costs that may occur but that are not currently known or determinable.
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